Exhibit 99.1

MB Financial, Inc.
800 West Madison Street
Chicago, Illinois 60607
1 (888) 422-6562
NASDAQ: MBFI

PRESS RELEASE

For Information at MB Financial, Inc. contact:
Berry Allen – Investor Relations
E-Mail: beallen@mbfinancial.com

FOR IMMEDIATE RELEASE

MB Financial, Inc. Receives Necessary Stockholder Approvals for Merger with Fifth Third Bancorp

CHICAGO (September 18, 2018) - MB Financial, Inc. (the “Company”) (NASDAQ: MBFI) announced today that it received the requisite approvals of its common stockholders for the Company’s pending merger with Fifth Third Bancorp (“Fifth Third”) at a special meeting of the Company’s stockholders held today. Detailed voting results will be provided in a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission within the next four business days.

Completion of the merger remains subject to regulatory approvals and other customary closing conditions. Upon completion of the transaction, each outstanding share of the Company’s common stock will be converted into the right to receive 1.45 shares of Fifth Third common stock and $5.54 in cash. Because the preferred stockholders of the Company did not return enough votes to reach the two-thirds majority to approve a merger of the Company into one of Fifth Third’s subsidiaries, the Company will become a subsidiary of Fifth Third and each outstanding share of the Company’s preferred stock will remain outstanding as preferred stock of the Company. The transaction is expected to close in the first quarter of 2019.

MB Financial, Inc. is the Chicago-based holding company for MB Financial Bank, N.A. (“MB”) which has approximately $20 billion in assets and a more than one hundred year history of building deep and lasting relationships with middle-market companies and individuals. MB offers a full range of powerful financial solutions and the expertise and experience of bankers who are focused on their clients’ success. Learn more about MB by visiting www.mbfinancial.com.

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Safe Harbor Statement: Statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. By their nature, such statements are subject to numerous factors that could cause actual results to differ materially from those anticipated in the statements, as discussed in MB Financial Inc.’s filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements and MB Financial, Inc. undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.